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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 2, 2009

ENBRIDGE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)
1100 Louisiana, Suite 3300, Houston, TX 77002 (Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code: (713) 821-2000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

        On February 2, 2009, during the Enbridge Energy Partners, L.P. (the "Partnership") conference call presenting the 2008 fourth quarter and full year results, in response to questions, management of Enbridge Energy Company, Inc. the General Partner of the Partnership indicated that, while declaration of distributions is a Board matter and no one can predict the future, the Partnership's management team is committed to maintaining not only an investment grade credit rating, but also its distributions at current levels. Management also noted that the Partnership's distribution coverage ratio likely will be less than 1.0 times during 2009 with the expectation that during 2010, as current capital projects begin to generate earnings, it would return to being above 1.0 times. The transcript of the call is available for a limited time at www.enbridgepartners.com/q.

        The foregoing constitutes forward-looking statements which are based on certain assumptions made by management. Accordingly, actual results may differ materially from current estimates. Please see a more detailed discussion of risk factors in the Partnership's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)
	By:	Enbridge Energy Management, L.L.C. as delegate of Enbridge Energy Company, Inc., its General Partner
Date: February 2, 2009	By:	/s/ STEPHEN NEYLAND Stephen Neyland Controller (Duly Authorized Officer)

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  Item 7.01. Regulation FD Disclosure.
SIGNATURE